Exhibit 5.1

Opinion of Holland & Knight LLP

November 12, 2009

eDiets.com, Inc.

1000 Corporate Drive, Suite 600

Fort Lauderdale, Florida 33334

Re: eDiets, Inc. — Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed or to be filed by eDiets, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) pursuant to Rules 415 under the Securities Act of 1933, as amended (the “Act”), in connection with the proposed public offering of up to 5,000,000 shares (the “Shares”) of the Company’s common stock, $.001 par value per share (the “Common Stock, to be issued and sold from time to time pursuant to Rule 415 under the Securities Act.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials and representatives of the Company and other documents as in our judgment are necessary or appropriate for purposes of this opinions. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

In such examination, we have assumed, without inquiry or investigation: (a) the legal capacity of each natural person; (b) the authenticity of original documents and the genuineness of all signatures; and (c) the conformity to the originals of all documents submitted to us as copies; In rendering this opinion letter, we have also assumed that the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective, a prospectus supplement will have been prepared and filed with the SEC describing the Shares offered thereby and each such document will comply with all applicable laws; at the time the Shares are offered or issued as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon and subject to the foregoing, we are of the opinion that, when, as and if (a) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of Board of Directors of the Company or a duly authorized committee thereof (the “Board of Directors”) so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company

eDiets, Inc.

November 12, 2009

and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) after the issuance of any shares of Common Stock, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Certificate of Incorporation of the Company, as amended, and (c) certificates for the shares of Common Stock have been duly executed, authenticated, issued and delivered or uncertificated shares of Common Stock have been duly issued and delivered, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, against payment of the consideration fixed therefor by the Board of Directors (provided that the consideration paid therefor is not less than the par value thereof), such Common Stock will be validly issued, fully paid and non-assessable

The Shares may be issued from time to time on a delayed or continuous basis, and this opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion letter is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

HOLLAND & KNIGHT LLP

/s/ HOLLAND & KNIGHT LLP